EX-31 Rule 13a-14(d)/15d-14(d) Certifications.

I, Anthony Sfarra, certify that:

1. I have reviewed this report on Form 10-K and all reports on Form 10-D required to be filed in respect of the period covered by this report on Form 10-K of the BANK 2018-BNK13 (the "Exchange Act periodic reports");

2. Based on my knowledge, the Exchange Act periodic reports, taken as a whole, do not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3. Based on my knowledge, all of the distribution, servicing and other information required to be provided under Form 10-D for the period covered by this report is included in the Exchange Act periodic reports;

4. Based on my knowledge and the servicer compliance statements required in this report under Item 1123 of Regulation AB, and except as disclosed in the Exchange Act periodic reports, the servicers have fulfilled their obligations under the servicing agreements in all material respects; and

5. All of the reports on assessment of compliance with servicing criteria for asset-backed securities and their related attestation reports on assessment of compliance with servicing criteria for asset-backed securities required to be included in this report in accordance with Item 1122 of Regulation AB and Exchange Act Rules 13a-18 and 15d-18 have been included as an exhibit to this report, except as otherwise disclosed in this report. Any material instances of noncompliance described in such reports have been disclosed in this report on Form 10-K.

In giving the certifications above, I have reasonably relied on information provided to me by the following unaffiliated parties:

Trimont LLC, as General Master Servicer on and after March 1, 2025, National Cooperative Bank, N.A., as NCB Master Servicer, Mount Street US (Georgia) LLP, as General Special Servicer, National Cooperative Bank, N.A., as NCB Special Servicer, Wilmington Trust, National Association, as Trustee, Pentalpha Surveillance LLC, as Operating Advisor, CoreLogic Solutions, LLC., as Servicing Function Participant, Computershare Trust Company, National Association, as Servicing Function Participant for the Certificate Administrator, Computershare Trust Company, National Association, as Servicing Function Participant for the Custodian, Trimont LLC, as Primary Servicer for the CoolSprings Galleria Mortgage Loan on and after March 1, 2025, Argentic Services Company LP, as Special Servicer for the CoolSprings Galleria Mortgage Loan, Wilmington Trust, National Association, as Trustee for the CoolSprings Galleria Mortgage Loan, Park Bridge Lender Services LLC, as Operating Advisor for the CoolSprings Galleria Mortgage Loan, CoreLogic Solutions, LLC, as Servicing Function Participant for the CoolSprings Galleria Mortgage Loan, Computershare Trust Company, National Association, as Servicing Function Participant for the Custodian for the CoolSprings Galleria Mortgage Loan, Trimont LLC, as Primary Servicer for the Fair Oaks Mall Mortgage Loan on and after March 1, 2025, Situs Holdings, LLC, as Special Servicer for the Fair Oaks Mall Mortgage Loan, Wilmington Trust, National Association, as Trustee for the Fair Oaks Mall Mortgage Loan, Park Bridge Lender Services LLC, as Operating Advisor for the Fair Oaks Mall Mortgage Loan, CoreLogic Solutions, LLC, as Servicing Function Participant for the Fair Oaks Mall Mortgage Loan, Computershare Trust Company, National Association, as Servicing Function Participant for the Custodian for the Fair Oaks Mall Mortgage Loan, Trimont LLC, as Primary Servicer for the 1745 Broadway Mortgage Loan on and after March 1, 2025, Argentic Services Company LP, as Special Servicer for the 1745 Broadway Mortgage Loan prior to March 6, 2025, CWCapital Asset Management LLC, as Special Servicer for the 1745 Broadway Mortgage Loan on and after March 6, 2025, Wilmington Trust, National Association, as Trustee for the 1745 Broadway Mortgage Loan, CoreLogic Solutions, LLC, as Servicing Function Participant for the 1745 Broadway Mortgage Loan, Computershare Trust Company, National Association, as Servicing Function Participant for the Custodian for the 1745 Broadway Mortgage Loan, Trimont LLC, as Primary Servicer for the Shoppes at Chino Hills Mortgage Loan on and after March 1, 2025, LNR Partners, LLC, as Special Servicer for the Shoppes at Chino Hills Mortgage Loan, Wilmington Trust, National Association, as Trustee for the Shoppes at Chino Hills Mortgage Loan, Park Bridge Lender Services LLC, as Operating Advisor for the Shoppes at Chino Hills Mortgage Loan, CoreLogic Solutions, LLC., as Servicing Function Participant for the Shoppes at Chino Hills Mortgage Loan, Computershare Trust Company, National Association, as Servicing Function Participant for the Custodian for the Shoppes at Chino Hills Mortgage Loan, Trimont LLC, as Primary Servicer for the 181 Fremont Street Mortgage Loan on and after March 1, 2025, CWCapital Asset Management LLC, as Special Servicer for the 181 Fremont Street Mortgage Loan, Wilmington Trust, National Association, as Trustee for the 181 Fremont Street Mortgage Loan, Park Bridge Lender Services LLC, as Operating Advisor for the 181 Fremont Street Mortgage Loan, CoreLogic Solutions, LLC., as Servicing Function Participant for the 181 Fremont Street Mortgage Loan, Computershare Trust Company, National Association, as Servicing Function Participant for the Custodian for the 181 Fremont Street Mortgage Loan, Midland Loan Services, a Division of PNC Bank, National Association, as Primary Servicer for the Plaza Frontenac Mortgage Loan, K-Star Asset Management LLC, as Special Servicer for the Plaza Frontenac Mortgage Loan, Pentalpha Surveillance LLC, as Operating Advisor for the Plaza Frontenac Mortgage Loan, and Computershare Trust Company, National Association, as Servicing Function Participant for the Custodian for the Plaza Frontenac Mortgage Loan.

Dated: March 18, 2026

/s/ Anthony Sfarra

Anthony Sfarra

President

(senior officer in charge of securitization of the depositor)